Exhibit 10.2

CORONADO ACQUISITIONS, LLC
NON INTEREST BEARING PROMISSORY NOTE
DUE DECEMBER 31, 2012

$3,250,000.00	May 31, 2009

THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. IT CAN NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNLESS REGISTERED PURSUANT TO THE ACT AND QUALD7MED UNDER APPLICABLE STATE LAW OR, TN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, Coronado Acquisitions, LLC, with an address at 499 N. Canon Dr suite 202 Beverly Hills, CA 90210, ("Maker"), promises to pay to Matthew Jennings as agent for Capital Asset Lending, lac, a California corporation, Westmoore Lending, LLC, a California limited liability company, Westmoore Lending Opportunities, LLC, a California limited liability company with an address at c/o Matthew Jennings 1353 Old Temescal Rd, Suite 108 Corona CA 92881 ("Payee"), on December 31 2012, or sooner as otherwise provided herein (the "Maturity Date"), the principal amount of Three Million Two Hundred and Fifty Thousand ($3,250,000.00) Dollars in lawful money of the United Slates of America (the "Principal"). This Note bears no interest (the "Interest").

1. Method of Payment.

Maker will pay Principal in money of the United States that at the time of payment is legal tender for the payment of public and private debts. AH payments shall be sent to Payee at its address 6rst set forth above or such other address as Payee shall notify Maker pursuant to the provisions of Paragraph 10 (h) below. Anything to the contrary notwithstanding, Maker, at its option, may pay Principal in shares of a publicly listed company (mergee) at the rate of one dollar and fifty cents ($1.55) per share provided mergee is in current status with its SEC filing requirements and at the time of tender is quoted on the OTCBB. Shares issued to Sellers shall be duly and validly issued and shall be fully paid and non-assessable.

3.  Covenants.

Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations it shall comply with the following conditions:

(i) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries, if any, to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(ii) Books and Records. Maker shall, and shall cause each of its subsidiaries, if any, to keep adequate books and records of account with respect to its business activities.

(iii) Insurance. Maker shall, and shall cause each of its subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by Maker or such subsidiaries, if any, as the case may be. All. such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

(iv) Compliance with Law. Maker shall, and shall cause each of its subsidiaries, if any, to comply in all material respects with all federal, state and local laws and regulations applicable to it or such subsidiaries, as the case may be, which, if breached, would have a material, adverse effect on Maker's or such subsidiaries', as the case may be, business or financial condition.

(v) Compliance with Material Agreements and Financial Obligations. All of the terms of Maker's and/or its subsidiaries', if any, and affiliates', material agreements and financial obligations shall be complied with, and each of them shall be kept in full force and effect in accordance with their respective terms

4. Reorganization of Maker.

If Maker is party to a merger, consolidation or a transaction in which it is not the surviving or continuing entity or transfers or leases all or substantially all of its assets, the person who is the surviving or continuing entity or is the transferee or lessee of such assets shall assume the terms of this Note and the Obligations.

5. Representations, Warranties, Covenants and Acknowledgements of Maker.

Maker represents and warrants that: (i) it, and, each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) it, and each of its subsidiaries, if any, is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (Hi) it, and each of its subsidiaries, if any, and/or affiliates thereof, holds all material licenses and otherwise complies with all material laws, rules and regulations required to permit it to own its property and conduct its business in the jurisdictions in which it owns its property and conducts its business; (iv) it has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, financial instrument, arrangement or indenture to which it is a party or by which, it may be bound, or the violation of any law, statute, rale, decree, judgment or regulation binding upon it; (v) it, and each of its subsidiaries, if any, is in material compliance with all of its financial obligations and all of its material agreements; (vi) there is no material action., suit, proceeding, or investigation pending or currently threatened against it or any of its subsidiaries, if any; and (vii) it has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable against Maker in accordance with the terms thereof.

6.  Defaults and Remedies.

(a) Events of Default. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

(i)  Maker shall fail to make any payment of Principal when due and payable or declared due and payable pursuant to the terms hereof;

(ii) Maker shall fail to perform any other obligation and/or covenant as required by this Note in accordance with the terms hereof and such failure to perform shall not have been cured within five (5) business days after Maker's receipt of notice of such failure to perform;

(iii) Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) Any money judgment, writ or warrant of attachment, or similar process not covered by insurance in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of ten (10) days;

(v)  Maker shall, make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due;

(vi) Maker shall have received a written notice of default related to any material agreement to which it is a party and such act of default shall remain uncured after any applicable cure period;

(vii) A case or proceeding shall have been commenced against Maker or any of its subsidiaries, if any, (each a "Proceeding Company") in a court having competent jurisdiction seeking a decree or order in respect of a Proceeding Company (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of a Proceeding Company, or any of its properties; or (C) ordering the winding-up or liquidation of the affairs of a Proceeding Company, and such case or proceeding shall remain unstayed or undismissed for a period of ten (10) consecutive days or such court shall enter amdecree or order granting the relief sought in such case or proceeding; or

(viii) A Proceeding Company shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Proceeding Company, or any of its properties. (b) Remedies. Upon the occurrence of an Event of Default specified in Paragraph 6(a) above, all Obligations then remaining unpaid hereunder shall immediately become due and payable in full, plus interest on the unpaid portion of the Obligations at the highest rate permitted, by applicable law, without notice to Maker and without presentment, demand, protest or notice of protest, all of which are hereby waived by Maker together with all reasonable costs and expenses of the collection and enforcement of this Note, including reasonable attorney's fees and expenses, all of which shall be added to the amount due under this Note. The rights, powers, privileges and remedies of Payee pursuant to the terms hereof are cumulative and not exclusive of any other rights, powers, privileges and remedies which Payee may have under this Note or any other instrument or agreement

7.  Acknowledgment of Payee's Investment Representations.

By accepting this Note. Payee acknowledges that this Note has been or will be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by it herein, this Note is being issued to it pursuant to an exemption from such registration provided by Section 4(2) of the Act, and applicable state securities law qualification exemptions. Payee represents that it (i) is an "Accredited Investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Act, and (ii) is acquiring this Note for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of these securities for any particular event or circumstance, except selling, transferring or disposing of them only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. In addition, Payee understands and acknowledges that any routine sales of these securities made in reliance upon Rule 144 promulgated by the Commission under the Act can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule. Payee further understands and agrees that no transfer of this Note shall be valid unless made in. compliance with the restrictions set forth on the front of this Note, effected on. Maker's books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon as provided in Paragraph 9fk) below.

8.  Maker's Right to Prepay the Note.

Maker may prepay this Note without penalty.

9.  Miscellaneous.

(a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

(b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c) Gender. The use herein of the masculine pronouns or similar terms shall be deemed to include the feminine and neuter genders as well and the use of the singular pronouns shall be deemed to include the plural as well.

(d) Governing Law; Waiver of Right to Jury Trial; Venue. Maker hereby agrees that this Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California applicable to contracts made and to be performed entirely within such jurisdiction. Maker hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Note, and agrees that any lawsuit brought to enforce or interpret the provisions of this Note shall be instituted in. the federal courts in the Central District of California, and Maker further agrees to submit to the personal jurisdiction of such court and waives any objection which it may have, based on improper venue, forum non conveniens or sufficiency of contact with the forum state, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Paragraph 10th") below and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall, have been posted to its address. Nothing contained in this Paragraph lOfd) affects the right of Payee to serve legal process in any other manner permitted by law, select the internal laws of a jurisdiction other than, the State of California pursuant to which this Note shall be construed and enforced or bring any action or proceeding against Maker or its property in the courts of any other jurisdiction and Maker agrees to submit to the personal jurisdiction of such courts as aforesaid.

(e) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(f) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like tenor in lieu of this Note. Communications under this Note shall be in writine and. excent as otherwise provided.

(g) Modification, of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless inwriting and signed, by Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in. writing duly executed by Payee.

(h) Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via facsimile transmission if receipt thereof is confirmed by the recipient or. if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

(i.) Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and his successors and assigns.

(j) Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

(k) Transfer. This Note shall be transferable only on the books of Maker upon delivery thereof duly endorsed by Payee or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his authority shall be produced. Upon any registration of transfer, Maker shall deliver a new Note or Notes to the person entitled thereto. Notwithstanding the foregoing, Maker shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to Maker, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

(signature page to follow)

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date first set forth above.

Coronado Acquisitions, LLC
a Nevada limited liability company

By:  _________________________________
Interim President and Chief Executive Officer